Exhibit 99.1

Greif, Inc.
Fourth Quarter 2024 Earnings Results Conference Call
December 5, 2024

CORPORATE PARTICIPANTS
Ole G. Rosgaard – Greif, Inc., Chief Executive Officer & Director
Lawrence Allen Hilsheimer – Greif, Inc., Chief Financial Officer & Executive Vice President
Bill D'Onofrio – Greif, Inc., Vice President, Investor Relations & Corporate Development

OTHER PARTICIPANTS
Brian Joseph Butler – Stifel, Nicolaus & Company, Incorporated, Research Division
Daniel Scott Harriman – Sidoti & Company, Research Division
Gabrial Shane Hajde – Wells Fargo Securities, LLC, Research Division
George Leon Staphos – BofA Securities, Research Division
Ghansham Punjabi – Robert W. Baird & Company, Incorporated, Research Division
Matthew Burke Roberts – Raymond James & Associates, Inc., Research Division
Niccolo Piccini – Truist Securities, Inc., Research Division

MANAGEMENT DISCUSSION SECTION
Operator
Good day, and thank you for standing by. Welcome to the Greif Fourth Quarter 2024 Earnings Call. Please be advised that today's conference is being recorded.

I would now like to hand the call over to Bill D'Onofrio, Vice President of Corporate Development and Investor Relations. Please go ahead.

Bill D’Onofrio
Vice President of Investor Relations & Corporate Development

Thank you, and good day, everyone. Welcome to Greif's Fiscal Fourth Quarter 2024 Earnings Conference Call. During the call today, our Chief Executive Officer, Ole Rosgaard, will provide you an update on the operating model optimization effort we have undergone over the past year, which will be important leading to our Investor Day next week. He will also provide his thoughts on fiscal 2024 as well as the current market landscape.

Our Chief Financial Officer, Larry Hilsheimer, will provide an overview of our fourth quarter financial results as well as our 2025 guidance.

In accordance with Regulation Fair Disclosure, please ask questions regarding topics you consider important because we are prohibited from discussing material non-public information with you on an individual basis.

Please turn to Slide 2.

During today's call, we will make forward-looking statements involving plans, expectations and beliefs related to future events. Actual results could differ materially from those discussed. Additionally, we will be referencing certain non-GAAP financial measures and the reconciliation to the most directly comparable GAAP metrics that can be found in the appendix of today's presentation.

I'll now turn the presentation over to Ole.

Ole G. Rosgaard
President, CEO & Director

Thanks, Bill, and good morning, everyone, and thank you for joining today. Before we start, I just want to address one matter. Yesterday, we released our 2024 4Q and full year earnings. Unfortunately, we subsequently discovered an error and reissued the release. Let me turn this over to Larry to address before we proceed with the remainder of the prepared remarks. Larry?

Lawrence Allen Hilsheimer
Executive VP & CFO

Thank you, Ole. Good morning. Despite our usually dependable quality controls, we had an error in our original earnings release in which we had incorrectly included $16 million of income tax expense related to a gain on the disposal of a business.

Exhibit 99.1

As a result, our originally reported Q4 net income excluding the impact of adjustments was $49.6 million, and our diluted Class A earnings per share was $0.85 per share. As corrected, those figures are $65.5 million and $1.13 per share, respectively.

Ole, I'll turn it back to you on Slide 3.

Ole G. Rosgaard
President, CEO & Director

Thanks, Larry. And again, we apologize for this, and what I usually say in-house is that we can all fail at times. And when we do, I usually tell our organization, that's just a learning moment. We just learn something new, and that's something we should be happy with.

As Bill mentioned, next week, we are hosting our Investor Day in New York City. Today, I will begin our presentation by highlighting a few key messages, which will be core to the information you will hear at our Investor Day. The half-day event will be attended by our entire executive management team as well as each of the leaders of our new strategic business units.

We highly encourage in-person attendance which will allow you to engage with our leaders one-on-one and deeply understand the value we are creating under our Build to Last strategy.

Please turn to Slide 4. Over the past year, we have fundamentally changed how we operate as a company organizing in a manner that will allow us to fully leverage our core competitive advantages and enable us to double the size of the company in the future. Going forward, we are operating and reporting results based on our four material solutions: Customized Polymer Solutions; Durable Metal Solutions; Sustainable Fiber Solutions; and Integrated Solutions.

Making steel drums is very different from making polymer drums, which is again different from making small plastics or tubes and cores. So aligning operations by material solution greatly enhances our ability to leverage our five distinct competitive advantages.

First, it allows us to more efficiently utilize our robust scale and global network of facilities to be more agile and serving our customers even better.

Second, it aligns operations to capitalize on our deep subject matter technology expertise within each material solution, partnering even closer with our customers to meet their unique needs.

Third, it enables further innovation and growth of circular packaging solutions.

Fourth, it organizes our extensive portfolio of solutions in a manner that optimizes cross-selling and margin expansion.

Each of those four competitive advantages results in the fifth all-encompassing advantage, utilizing our world-class culture to deliver legendary customer service, which drives loyalty, share of wallet increase and premium margins.

Please turn to Slide 5. A key benefit of this operating model optimization for our investor community is enhanced visibility to the performance of the underlying products within our portfolio. To that end, after the market closes today, we will be releasing fiscal year 2023 and 2024 recast financial highlights to assist you in understanding the new segments. We have strong conviction in the synergies of operating this diverse comprehensive portfolio of products, which enables us to serve our customers more fully than other industrial packaging companies. That said, we have also made clear that the biggest growth opportunity we see from a total addressable market and end market growth perspective is in polymer-based products.

This evolution has been occurring for years, and now our polymer business is large enough to warrant individual segmentation to more clearly display the performance of those products. This informs our decision to continue deploying capital in this space. We also plan to grow further in our caps and closures business, which is a key integrated solution. While smaller at present in terms of the overall portfolio, we also expect this business to grow over time.

We'll be highlighting underlying growth expectations in each of these segments next week at Investor Day.

We will utilize the rest of this fourth quarter, 2024 presentation to serve as a closing chapter of our Global Industrial Packaging and Paper Packaging & Services segments and discussing our quarterly results in the context of GIP and PPS for the final time.

Please turn to Slide 6. Over the past 3 years, we have fundamentally changed the way our business operates and have made significant strides on our Build to Last strategy. We have allocated over $1 billion of capital to margin and growth accretive acquisitions, optimized our business model, enhanced and accelerated the Greif Business System into GBS 2.0 and invested in technology and innovation. The collective impact of these changes provide us with the confidence to now announce a formal business optimization effort of at least $100 million of cost reductions to be completed by the end of fiscal 2027.

This initiative, which is a combination of SG&A rationalization, network optimization and operating efficiency gains enabled by GBS 2.0 has come as a result of the accumulated learnings of our strategic progress, acquisition, integration and business model optimization. This initiative will be supported by further investments in technology and innovation. We plan to talk more about the drivers and impact of this program at Investor Day next week.

Now let's turn our attention to Q4 results on Slide 7. Our business continues to operate with excellence against the historic period of industrial contraction. Since tracking of U.S. industrial activity began in 1948 by Institute of Supply Management, we have not seen an industrial contraction longer than the current period, which is 25 months through November. Our performance

Exhibit 99.1

during the protracted length of this cycle has been impressive, but it is critically important to keep this soft macroeconomic environment in mind, as Larry presents our 2025 guidance.

In the fourth quarter, EMEA remained the strongest region, although volumes were down slightly on a sequential basis. On our Q3 call, we commented on the notable less bullish sentiment from our global customer base heading into Q4, a sentiment that has remained overall pessimistic into November and was taken into consideration when formulating our fiscal 2025 guidance. That said, we are still outperforming market expectations in EMEA which we attribute not to any specific end market, but rather to our ongoing business model optimization that is driving increased demand and cross-selling opportunities in both our Polymer and Metals business.

Our largest market, North America, has not seen the same recovery as EMEA. And GIP demand remains choppy with polymer-based products continuing to offset softness in our Durable Metals business. Overall, GIP North America still has significant untapped operating leverage with volumes down almost 18% on a 2-year basis in the quarter. We fully anticipate a recovery of those volumes which we believe are the result of this extended demand contraction cycle.

In PPS, demand has been okay, although it is still down over 4% on a 2-year basis in the quarter. Containerboard has shown a few consecutive quarters of year-over-year growth on a same-store basis and is running at over 90% operating rates, while our URB business is still mixed and is currently operating at over 80% operating rates through November.

As a reminder, APAC and LatAm are small pieces of our portfolio. LatAm is improving, while APAC has continued to be soft, but the overall offset of those regional demand factors is about neutral on a year-over-year basis in the quarter.

And with that, I will turn things over to Larry on Slide 8 to walk through our financial results. Larry?

Lawrence Allen Hilsheimer
Executive VP & CFO

Thank you, Ole, and thank you all for joining our call this morning. Our fourth quarter results demonstrate our consistent ability to execute regardless of the operating environment. Fourth quarter adjusted EBITDA was $198 million compared to $202 million last year. However, our business also experienced an unplanned $2 million headwind from Hurricane Helene. Fourth quarter adjusted free cash flow was $145 million compared to $136 million last year as our teams acted decisively on the various demand sentiment that we identified exiting Q3 and reduced working capital to appropriate levels.

While managing results and the present, we continue to take steps towards the future. As Ole mentioned, we finalized our operating model optimization effort, which unlocks significant new value levers for Greif and that we are excited to talk about more next week at Investor Day.

This quarter, we completed our 14th Net Promoter Survey resulting in a score of 69. This rating is well above 51, which is considered the benchmark for world-class in the manufacturing industry. That level of customer engagement is proof of our significant competitive advantage of legendary customer service. At Investor Day next week, we will provide information that shows the high correlation between NPS and financial performance to clearly outline the significance of our continually increasing customer loyalty and advocacy.

Lastly, we are now over 8 months into our ownership of Ipackchem and have made significant progress on integration and synergy capture. As we have noted in the previous few quarters, the Ag sector was impacted by significant destocking in the year and has continued to operate at low volume since then. While we have high convection in our business case financials, we anticipate that overall EBITDA contribution in the first full year of ownership will be less than that business case, which I will touch on in guidance.

Please turn to Slide 9 to walk through the GIP results. As Ole stated in his global market overview, we are very proud of the results our GIP team provided given the uncertain and bearish demand environment we experienced in Q4. We finished the quarter up $4 million on adjusted EBITDA dollars, but down 70 basis points on EBITDA margins. Pricing competition has been intense in our GIP business, but our team is finding ways to win and sticking to our value over volume philosophy resulting in resilience. Exiting Q4, sentiment is generally pessimistic.

Please turn to Slide 10 for PPS results. Our Paper business experienced an adjusted EBITDA dollar decline of $8 million and adjusted EBITDA margin decline of 240 basis points year-over-year. However, EBITDA margin improved sequentially by 220 basis points as a result of some recovery of the price cost imbalance that our business has endured throughout the year. Underlying demand in our paper business remains mixed. Containerboard and corrugated volumes are solid and operating rates of 90-plus percent, while URB in tube and core volumes have continued to lag due to soft paper core demand. This is driven by the overall boxboard industry, which is generally less positive than containerboard.

We anticipate that margins in the new sustainable Fiber Solutions segment will continue to improve heading into fiscal '25 due to the continued flow-through of recognized paper pricing and the recent favorable OCC changes, which is contemplated in our guidance.

Please turn to Slide 11 to discuss capital allocation. Now 3 years into our Build to Last strategy, we have deployed capital exactly according to the priorities we laid out in our 2022 Investor Day. Next week, I will provide an update on our go-forward capital allocation framework, which will fuel the next evolution of growth for Greif.

Our top near-term priority is debt reduction. Our recent acquisitions, coupled with a low EBITDA denominator in our leverage ratio calculation resulted in a 3.53x leverage at the end of fiscal 2024 relative to our target range of 2x to 2.5x. When demand

Exhibit 99.1

recovers, the EBITDA denominator will quickly scale down our ratio. However, in the immediate -- intermediate time, we will focus on paying down debt to get within our target range.

In 2019, we made an acquisition at the beginning of an industrial recession, and we were still able to pay down debt in advance of our externally stated target, and we'll utilize that same playbook now to manage leverage during this industrial recession.

Please turn to Slide 12 to discuss our fiscal 2025 outlook. Given the continued market uncertainty and mixed demand trends, which we have commented on throughout prepared remarks today, and in previous quarters, we feel it is most prudent to again present low end only guidance to start fiscal 2025. We have yet to see any significant inflections positive or negative that give us confidence in presenting a range. It is important also to remember that we are changing our fiscal year in 2025. Next fiscal year will be 11 months long and end on September 30 with a 2-month long fourth quarter. For that reason, our guidance was calculated on an 11-month basis. To help you understand our low-end guidance, I'd like to provide you with a few key drivers, which can bridge you from 2024 on a 11- month basis to fiscal '25's 11-month guidance.

Fiscal '24 did not have any significant seasonality impact at year-end. And so fair comparative starting point is simply taking year- end invested EBITDA for fiscal '24 of $694 million dividing it by 12 and multiplying it by 11. That gets you to a $636 million starting point for an 11-month '24.

From there, we have assumed a few key tailwinds heading into fiscal '25. First, $83 million of price cost uplift, most of which is coming from RISI recognized paper pricing and OCC change as of the date of this call, with price cost in polymers, metals and integrated, largely neutral year-over-year.

Second, a $19 million incremental uplift from M&A, which represents the incremental ownership period of Ipackchem, less the fiscal year EBITDA contribution from our disposed of Delta U.S. business.

Third, an organic volume uplift of $76 million based on the continuation of exit rate trends in each of our new segments. That volume tailwind is primarily driven by an assumption of mid-single-digit growth in Polymers & Fiber Solutions despite low single-digit headwinds in Metals and integrated. Those tailwinds bring you from 636 up to 814. We also have several headwinds assumed in guidance.

Let me take you through those to help you understand how we end up at $675 million as our low-end guidance number. First, a $19 million headwind from unfavorable year-over-year FX driven by the strengthening U.S. dollar. Second, $34 million headwind from items such as a $10 million shift from cost of goods sold into SG&A in our new operating model, which is also reflected in the operating business elements, a $10 million increase from medical and other benefits and additional headwinds from increased IT costs due to license fees, cybersecurity investments and investments in customer digitization, which we refer to as Greif+. In addition to these headwinds to SG&A, our fiscal year-end change creates a headwind of 12-month contractual fees as applied to 11-month fiscal years. For example, your audit fees and tax fees don't change because you have an 11-month year.

The final headwind considered in this low-end guidance, we also assume an incremental $86 million in manufacturing and transportation cost headwind partially attributable to the increased volume assumption, but also factoring in incremental inflationary costs. Those factors offset our tailwinds and bring us to the $675 million. Remember, this is low-end guidance. So it assumes the full impact of all potential headwinds, but only explicitly known tailwinds.

With that, I'll turn things back to Ole on Slide 13 to provide you with a preview of our upcoming Investor Day.

Ole G. Rosgaard
President, CEO & Director
Thank you all for dialing in today and for your continued interest in Greif. Next week at Investor Day, we will demonstrate to you that Greif is a global market leader for essential industries, well positioned to deliver continually stronger earnings power and proactively allocating capital for the highest shareholder return.

I'm proud of the work our global teams have done since our last Investor Day to accelerate our Build to Last strategy. And we anticipate our event next week will be compelling, insightful and a valuable use of your time. Registration is still open. And so please e-mail our team at investorday@greif.com if you are interested in attending. And that is investorday@greif.com. Thank you for your time today. Operator, will you please open the lines for Q&A.

QUESTION AND ANSWER
Operator
Our first question will be coming from Daniel Harriman of Sidoti & Company.

Daniel Scott Harriman
Sidoti & Company, LLC

I don't want to steal too much from next week's Investor Day, but looking out for the future of the company, obviously customized Polymer Solutions is going to be the focus. But where else could we expect to see some incremental investment if it's not solely in the polymer solutions? And then, Larry, just regarding where you are from a leverage perspective, if you could just provide a little bit more commentary regarding how you feel about that level given what you've been able to accomplish in the past after acquisitions in a difficult environment?

Exhibit 99.1

Ole G. Rosgaard
President, CEO & Director

Daniel, thanks for the question. Obviously, Polymer Solutions is the primary place where we invest for growth and that's because we can achieve margins well in excess of 18%. And in that business, we can also achieve a free cash flow conversion in excess of 50%. So that's why it's so attractive to us to invest in that market. The runway that we will also demonstrate at Investor Day, is very, very long in that market.

But saying that, we still have a fiber-based and a metals-based business. The primary investments we will do there, especially in metals, will be automation. It will be maintaining the cash machine that that generates and automation. And I will be amiss if I don't mention caps and closures as well, which is also polymers. It's a relative small part of our overall business, but it's a very, very attractive business that we intend to expand in.

Lawrence Allen Hilsheimer
Executive VP & CFO
Yes. The thing I would supplement with that is -- and we've mentioned this often is, we also will continue to consider downstream integrated very profitable businesses for our paper operation, much like the ColePak transaction we did, which we are very, very pleased with. So those are opportunities that are not as much a focal point, but we will be opportunistic on those as well.

Relative to the leverage ratio, we feel very, very comfortable where we're at right now, because of the impact of this industrial recession and how rapidly we will be able to change that ratio as recovery occurs with $160 million volume gap just at normal margin rates, just because of the volume reductions. That alone, if replaced would take us down rapidly to below 3 and the cash pay down would aggressively take us further down from there. So we're comfortable where we're at, but it is a priority of focus for us to pay down that debt ratio.

Operator
Our next question will be coming from Ghansham Panjabi of Baird.

Ghansham Panjabi
Robert W. Baird & Co. Incorporated, Research Division

I guess, going back to the cost cut program, $100 million over -- I think you said 2027. Can you just give us more details on how that came about? Is it a function of your new operating structure that allows you to target something so substantial? Because it is quite large relative to your EBITDA base. And then also, how should we think about realization timing over the next 3 years? And then also, how do the buckets -- how do the savings kind of flow through across the various elements that you cited, I think, SG&A network and productivity?

Ole G. Rosgaard
President, CEO & Director

Yes. Thanks, Ghansham. First of all, we're not fixing anything that's broken here. I just want to stress that. We are very good, but we want to be even better. That's our ambition, and that's why we started the program. So -- and as I said, it's the way we have now organized ourselves combined with the high level that we operate our right business systems at now and Lean Six Sigma has really enabled us to do this now. There's three buckets.

Obviously, the first bucket is SG&A, then the second bucket is network organization. We operate 254 facilities around the world. And we do believe that we can optimize that further and then we simply have operating efficiencies driven by our bright business systems. Larry will talk more about the network optimization benefits in the new structure during Investor Day, and Kim will also talk about GBS 2.0 and how we are accelerating that in the new structure. As to when, it's difficult to say. Obviously, we would like the $100 million to come sooner rather than later, but we anticipate realizing the full savings as outlined before the three fiscal years out.

Ghansham Panjabi
Robert W. Baird & Co. Incorporated, Research Division

Yes. Okay. Great. And then, in terms of -- just as it relates to your outlook for next year, obviously, you're starting off at the low end, and we can do the math on adjusting for 12 months versus 11 months, which is the construct of your guidance. What is the base volume assumption in there? Larry, you mentioned quite a few things. I just want to clarify as to what the starting point is for volumes across your legacy businesses, if you can? And what gives you confidence on being able to hit that number? Because it seems quite large, $76 million EBITDA improvement specific to the volume component.

Lawrence Allen Hilsheimer
Executive VP & CFO

Yes. We are seeing -- you have been seeing that uplift in our containerboard and corrugated business for some time now, Ghansham. So a good bit of that lift is from the Paper segment. Polymer Solutions as well. We have confidence that we're going to see some of the growth from the investments we've made in our intermediate bulk container business. And I'm sorry, let me go back on the Paper business. We did open our Dallas sheet feeder business in June of this year, and that is ramping up and we had a significant contractual win in the recent months that will contribute a lot. Ole, what was the size...

Exhibit 99.1

Ole G. Rosgaard
President, CEO & Director

Yes. We won the business from the U.S. postal service, and that's 55,000 tons, that was the effect of that. And just to give you an idea, Ghansham, our Dallas sheet feeders total capacity is around 120,000 tons. So that's a major win for us, and that's a multiple year contract.

Lawrence Allen Hilsheimer
Executive VP & CFO

Yes. And that contract will be serviced not only out of Dallas, but our other sheet feeder facilities as well. But it was a significant win. So we have great confidence in the fiber side of the business. Our IBC investments that we've made, we have nice growth prospects in there -- so let me give you just broadly $68 million to $70 million in our fiber business, $27 million roughly in our Polymer Solutions business across all three platforms. However, in our Metal Solutions, we're actually looking at volume contraction of roughly about $19 million to $20 million roughly, Ghansham. So hopefully, that's helpful.

Operator
Our next question will be coming from Matt Roberts of Raymond James.

Matthew Burke Roberts
Raymond James & Associates, Inc., Research Division

Larry, I appreciate the very thorough color that you gave on the low end 2025 EBITDA bridge. But maybe if you could help me kind of frame what a high-end scenario could look like without speculating on price. Some of your peers in containerboard space have recently announced price increases, and given your independent mix and early read-throughs on demand, what are you hearing from customers in regard to that passing through? And ultimately, what kind of price cost range could be reasonable pending any further price increases or further decrease in OCC?

Lawrence Allen Hilsheimer
Executive VP & CFO

Thanks, Matt. So obviously, if we had real confidence in a high-end range, we would put a range together. But I'll give you some things that could happen. And look, the biggest driver for us going with low-end guidance is just the uncertainty of when is this industrial recession going to turn. And that can just create such a wide variety of things. You put any high-end number, then everybody is going to focus on midpoint. So it's folly, I think, to put something up.

But that said, we also just rolled out this week to our customers a price increase in the containerboard space, $70 on liner and $100 on medium effective January 1. Obviously, the demand dynamics in that space are very strong right now. And we believe, supports that price increase.

The other is the volume inflection. We still have out there this roughly $160 million of volume centered gains that will come when the industrial economy recovers to levels of our 2021 volume level. “Is that '21 or '22?” -- '22, I'm sorry. Thank you. So those are just very powerful drivers there. You add to that, what do we gain out of the $100 million initiative that we spelled out this year. So there's a lot of drivers for upside. And like we said, we built in all the negatives and none of the positives. So this gives us optimism for a fairly good year.

Ole G. Rosgaard
President, CEO & Director

Matt, if I can just sort of interject a few comments as well. So if we look at sort of the length of this volume contraction that we had and how the market operates in terms of what will drive recovery. So if you look at the underlying end markets, they remain historically low. Existing home sales over the last 2 years, they have been at the lowest since 1995 I believe, and they drive a lot, home sales or housing impacts chemicals and lubes and people buying fewer durable goods. And then also, when you look at U.S. home sales, that's been below the long-term average for 3 years now. And you look at the PMI, the comments I made earlier, they're still below 50. Most of these things are interest rate driven.

And so when the interest rate hopefully will keep going down, that will start opening up existing home sales, and that will have a major effect on not only our business, but our customers' business as well. So that's one to watch.

Matthew Burke Roberts
Raymond James & Associates, Inc., Research Division

Ole and Larry, very helpful. And maybe if I could ask maybe on the Polymer side of the business. So you recently opened up the IBC plant in Malaysia. Maybe if you could discuss how initial the demand is trending for that incremental capacity? And speaking more broadly on those polymer products, I mean, you've grown both organically and inorganically. Are you having to give any price for share gains on that space? Or on the contrary, are competitive price pressures still lingering in that business that you discussed last quarter?

Ole G. Rosgaard
President, CEO & Director

Exhibit 99.1

First of all, I don't comment on individual plans. But if you look at the overall polymer space that we operate in, our chosen end segment is the premium end of that market where we can achieve margins in excess of 18%, in fact, well into the 20s. That's an important factor to mention.

The other driver in that market is, in particular, in the AgChem market. And with the acquisitions we made, we are now the global leader in packaging for Agro chemicals. That market is growing, and it's driven by the population growth that we see in the world, but also there's less arable lands we farm food on. That means that, there's a demand for higher yield on the land that's available, which sort of ties into why we have focused on really getting into becoming a leader in that market. So I'm confident we will continue to grow in that market, and we will continue to enjoy and yield good margins and helping our customers grow as well.

Operator
And our next question will be coming from George Staphos of Bank of America Securities.

George Leon Staphos
BofA Securities, Research Division

So I want -- I know you covered it a little bit just now, but can you talk a little bit about the variance in Ipackchem relative to the deal model? Can you talk about some of the underlying drivers? Obviously, you've covered a little bit, can you quantify kind of where you are with that and why you remain confident going forward? Secondly, I want to push back a little bit on the cost optimization. Obviously, you spent a lot of time developing this. You quantified it and you gave us a target by '27. That would suggest you have some window in terms of the cadence. So tell us what might be able to hit the numbers for fiscal '25 and what is giving you the biggest pause and outlining the goal. And I had a couple of follow-ons.

Ole G. Rosgaard
President, CEO & Director

I'll let Larry answer the first question. But before I do that, George, let me just say that when we closed the deal of Ipackchem, after that we saw this contraction in the agrochemical markets that obviously played into our business case a little bit there. But that's going the right way now. And I'll let Larry go through the numbers.

Lawrence Allen Hilsheimer
Executive VP & CFO

Yes. I mean, you look at -- we had that $8 million inventory cost adjustment impact that we had. Our uplift from Ipack compared to '24 is $26 million. That will still leave us short of our business case, which we thought was about $57 million plus $7 million of synergies. With the volume decreases, we are about $4 million on run rate on synergies that's all volume dependent coming out of this year. But we have high confidence in obtaining that once we get the volumes back.

The farmers are doing everything they can to manage their bottom line right now. I mean, they're using less, diluting things, all that kind of thing. Eventually things will come back. And obviously, you have to buy things when they're for sale and it was a strategic buy and we're confident on the long-range profitability of that business.

In terms of your other question, George, to put this in context, I mean, we literally just arrived at our decision to initiate this cost takeout effort in the last couple of weeks. We announced it to our colleagues yesterday. We have ranges on each of those three elements that Ole mentioned, but we have not identified how much we're going to be able to get done in '25, how much will get done in '26 and '27. We're extremely confident of the $100 million number over that 3-year period, we are not confident about how much in each year or how much in each bucket at this point in time.

George Leon Staphos
BofA Securities, Research Division

Okay. I mean, I'll leave it there. But Larry, I would assume if you have a goal that you think you can get to by '27, you had to have been able to build that up somehow, right? It doesn't just show up, right?

Lawrence Allen Hilsheimer
Executive VP & CFO
We've built ranges, George, based on benchmarking data, based on our analysis of things we have in our Six Sigma programs and all that. But these ranges do not have identified, okay you can do this by this month of this year, this month of the year. We haven't laid all that out yet. It gets back -- you've been fair all the time and saying, "Look, I don't run a business. I'm not in there every day doing it." I'd just say at this point, just respect that that's how it works. It's hard to get and you got to -- there's a lot more work to do.

Ole G. Rosgaard
President, CEO & Director

This is not a target we will achieve in 2027. It's one we have been working on for a while. And so as Larry said, it's difficult to tell you that the next quarter will be this or that. So -- but it's definitely not backloaded. I can tell you that as well.

George Leon Staphos
BofA Securities, Research Division

Exhibit 99.1

Yes. Understood. Listen, you're fair to say, right, we don't run business, but we do advocate for your investors and that's what we're trying to do here. Can you talk a little bit about tariffs and what some of the positives or negatives might be in terms of how you evaluate the volume outlook for 2025 and beyond? I know it's difficult, but what do you know right now that you can share?

Ole G. Rosgaard
President, CEO & Director

Yes. I mean, we obviously had experiences from the last time that the tariffs were imposed. You have to remember that we by and large source our raw materials locally. We produce locally and we sell to our customers locally. And that means tariffs won't really play into our business. If it does play into our business, it would probably be from a positive point of view. If for instance, steel tariffs means that steel prices go up, which happened last time we saw that, that benefits us. So that's something we don't calculate with but it benefits us. So that's the net effect of tariffs.

George Leon Staphos
BofA Securities, Research Division

Okay. Net of whatever it might do for trade and obviously, more trade would be better for you than worse at this juncture. Last thing, and I'll turn it over again, appreciate all the thoughtfulness on the guidance and the buildup. Any help you can give us in terms of how the first portion of the year, first quarter of the year will look relative to the latter quarters. I'm guessing it will be a slower ramp. It builds in terms of earnings power over the rest of the year, but anything there would be helpful.

Lawrence Allen Hilsheimer
Executive VP & CFO

Yes. I mean, George, we -- usually, our first quarter tends to be a slower ramp. And obviously, with what we just announced on paper pricing, although not built into our guidance, we would clearly expect that to be recognized at some point and then would play through on a longer basis. Also, we do have a little bit of a drag in our Metals business in the first quarter, because steel prices have been decreasing since about July.

And what that tends to do is lowers our margins because as the index price changes on our price adjustment mechanism contracts were bleeding through slightly higher-priced inventory. So you have a little bit of that impact in the early part of the year that will then play out positively through the rest of the year.

George Leon Staphos
BofA Securities, Research Division

Larry, just a question from me. Did you say your price increases were effective February 1 or January 1? I'm sorry about that.

Lawrence Allen Hilsheimer
Executive VP & CFO

January 1, but they tend to roll through on a delayed basis through the contract mechanisms.

Operator
And our next question will be coming from Gabe Hajde of Wells Fargo.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division

I'm pretty sure I know the answer to this, Larry you've, I think, referenced it twice now about the $160 million of under absorbed fixed overhead. But in the context of the $100 million savings opportunity that you laid out, some of which is -- looks like rooftop consolidation, et cetera. Does that limit your way or your ability to unlock or kind of monetize that under absorbed fixed overhead from a volume standpoint?

Lawrence Allen Hilsheimer
Executive VP & CFO

No.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division

Okay. And then, of course, you guys can disagree. But to your point we’re 25 months into what feels like an industrial winter, have you guys started to do any work and perhaps this $100 million is a little bit reactionary in the sense that, is there any structural change in demand that you might be seeing from your customers from -- I've got 3 things that kind of popped in my mind, the EV transition. In other words, less lubricants and additives and different things like that for ICE engines versus EV. Maybe a permanent shift in consumer preferences for experiences versus stuff. And then maybe a push towards multifamily living versus single-family houses, given affordability.

Exhibit 99.1

Lawrence Allen Hilsheimer
Executive VP & CFO

Yes, I'd say -- let me take those actually sort of in reverse. So pent-up housing demand has never been higher in this country right now. I mean Columbus, Ohio happens to be the most under-housed market in the United States. So I don't think there's a permanent shift to multifamily. I think there -- right now, there's a lot of pent-up demand of people sitting in multifamily who would love to get into a single-family housing. But also let me be clear, the real driver for us is less about new homes than it is about existing home sales, and existing home sales are now at the lowest point they've been since 1995.

So when people move those homes, they freshen up the home they're selling. They paint it, people come in and say, well, you need this to look better or take the carpet out, put this in, so you can stage the house to sell it. That causes people buying things. Then you also go to the new house and you go in, and you fall in love with it. And then, one spouse or the other decides when you get in, "Oh, I didn't really like this room this way. I'm going to change this." I mean, that stuff just drives a lot of product sales, a lot of demands, particularly in the lubricant business. In terms of consumer demand and that kind of thing, and the shifts to experiences rather than stuff. I mean, look, that could be a long-term macro trend and that would have consequences.

I don't -- haven't read anything that indicates people think that, that's a long-term thing. On EVs, the third element you mentioned. The analysis we did that a number of years ago is the vast demand for our lubricants is not in the vehicles, it's really in machinery and industrial plants. And ironically, within the EVs themselves, a lot of the axles and all the things that actually need lubricants there's actually as much in an EV as there is in a historical combustion engine car.

Ole G. Rosgaard
President, CEO & Director

The CAGR on if you look at lube, like oil quarts, the CAGR on that towards 2030 is actually over 5% and it's driven by people who run their cars longer. And EV has plateaued out. And what you see grow is hybrids, which still requires lube. So we don't see any effect of that.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division

Listen, I mean, we'd love to see you guys unlock that $160 million. It's just -- we're kind of scratching our heads trying to understand what the impediment has been from a volume standpoint.

Ole G. Rosgaard
President, CEO & Director

I just want to say, in terms of putting more color to that $100 million, we will be doing that at Investor Day next week, actually. Both Kim Kellermann and Paddy Mullaney will cover that in their presentations.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division

Well, I was going to go there. I mean, I know George kind of tried to dissect the different pieces and maybe Ghansham. But are you -- is any of this also in response to things maybe your customers are doing in terms of consolidating your own footprint and trying to be proactive there? I'll leave it there.

Lawrence Allen Hilsheimer
Executive VP & CFO

No, we don't -- I mean, it's not related to that. Obviously, if our customers did something that resulted us not needing a particular plant, we would obviously address that, but this is not related to that in any fashion.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division

Okay. Last question, maybe putting a little bit too fine a point, but you gave some data points I want to try to use them appropriately. The diligence or math or EBITDA associated with Ipackchem was $57 million and the $7 million of synergies. I think you said $26 million was the contribution in fiscal '24. And then you told us $19 million in fiscal '25, but that was Ipackchem less Delta. I'm seeing a $94 million inflow of cash from the sale of Delta. Maybe that's $10 million or so of EBITDA that goes away. So I mean, you guys are pretty close on Ipackchem? Or is that not the right math?

Lawrence Allen Hilsheimer
Executive VP & CFO

Yes. So on Delta, we sold Delta for about $90 million, which was 8.5x. The headwind in Q4 was about $4 million. So the net of that is $7 million. They were a little back-ended on the results for Delta.

Exhibit 99.1

On Ipackchem, the lift year-over-year is $26 million. From last year, I think we get to what a $42 million run rate in our low-end guidance for the year for Ipack this coming year. So it's still $20-some million short of our business plan, which is all demand trend driven, Gabe. So hopefully, that helps you.

Bill D’Onofrio
Vice President of Investor Relations & Corporate Development

And that $42 million is in 11 months.

Lawrence Allen Hilsheimer
Executive VP & CFO

Yes, I'm sorry, yes, it's 11 months, obviously.

Operator
Our next question will be coming from Brian Butler of Stifel.

Brian Joseph Butler
Stifel, Nicolaus & Company, Incorporated, Research Division

Maybe since you're kind of going down the path of resegmenting and you have a low-end guidance for '25. Can you give some color around the new segments and maybe what organic growth is kind of built into that low-end guidance?

Lawrence Allen Hilsheimer
Executive VP & CFO

Yes. I mean, when we look at what we're seeing in our corrugated business, a lot of the growth is as I said, is tied to the investment in our Dallas sheet feeder kind of business. The growth trend for our URB, CRB we've built -- we've got about 8% and tubes and cores about 4%. We've got 2% to 5% on containerboard and corrugated sheets that kind of range. Our plastics were 3% roughly and then like I said, in our Metal Solutions, it's really low single digits down.

Brian Joseph Butler
Stifel, Nicolaus & Company, Incorporated, Research Division

Okay. And then on the $100 million in savings, I know we've kind of gone over this a couple of times, but I'm going to just maybe ask it another way. It's not $100 million all coming in 2027. So there's something in '25. You don't know what that is, but you have zero in your low-end guidance. Is that a fair statement? Or is that just...

Lawrence Allen Hilsheimer
Executive VP & CFO

That's accurate.

Brian Joseph Butler
Stifel, Nicolaus & Company, Incorporated, Research Division

Okay. So there's -- again, whether it's $5 million or $20 million, I don't know, but it's something other than zero.

Ole G. Rosgaard
President, CEO & Director

We'll get something in this fiscal year. And then just to remind you, Brian, it's '24, is our baseline, the '24 fiscal year.

Brian Joseph Butler
Stifel, Nicolaus & Company, Incorporated, Research Division

'24 for what, the $100 million?

Ole G. Rosgaard
President, CEO & Director

The $100 million savings is from a 2024 baseline.

Brian Joseph Butler
Stifel, Nicolaus & Company, Incorporated, Research Division

Right. So starting this year, but you're going to get the savings over the next 3 years. There wasn't any savings in '24.

Lawrence Allen Hilsheimer
Executive VP & CFO

Exhibit 99.1

Yes.

Operator
Our next question will be coming from Michael Roxland of Truist.

Niccolo Piccini
Truist Securities, Inc., Research Division

This is Niccolo Piccini on for Mike Roxland today. I guess just I apologize if I missed it earlier in the call, but does your guidance assume full implementation of the containerboard price increase?

Lawrence Allen Hilsheimer
Executive VP & CFO

No, it has none of it.

Niccolo Piccini
Truist Securities, Inc., Research Division

Got it. And then just, I guess, switching to URB. What are you seeing there? And what are your thoughts on where pricing might go for URB?

Lawrence Allen Hilsheimer
Executive VP & CFO

Yes. We don't talk on future pricing increases. As we've said, the demand in that segment, rates of -- operating rates have been in the 80s sort of stable demand, but no real pickup. The drag is really in paper cores for most of the boxboard grades of paper. And we haven't seen robust lift or any kind of inflection in that business much across the rest of our portfolio being the same other than containerboard.

Niccolo Piccini
Truist Securities, Inc., Research Division

Understood. And then just last for me, just on index pricing in general, is there -- has there been any more discussions or any thoughts around switching maybe further away from index pricing to a value-added pricing model in paper?

Ole G. Rosgaard
President, CEO & Director

You mean, away from the RISI model?

Niccolo Piccini
Truist Securities, Inc., Research Division

Exactly, yes.

Ole G. Rosgaard
President, CEO & Director

I mean, we're not part of that. We don't discuss that. We are in containerboard, a small player. So to my knowledge, there's been no development.

Operator
Our next question is a follow-up from George Staphos of Bank of America Securities.

George Leon Staphos
BofA Securities, Research Division

Can you provide perhaps a bit more color on what you're seeing in the boxboard markets. And I was curious, if I heard you correctly to one of the prior questions, you're looking for growth in URB and CRB, and I thought you said maybe 8%, correct me if I'm wrong and how do I -- in tube and core, you have up 4%. And yet based on your answer to I think on question earlier, other than containerboard, you're not seeing much of a lift in any of the paper markets. So help me put all those boxes together, no pun intended.

Ole G. Rosgaard
President, CEO & Director

Just sort of if we just look at -- first of all, on the corrugated markets, so our demand is up 2% year-over-year, and that excludes Dallas. And if you look at the AFPA numbers, then the industry is down 2%. So we've experienced growth there. In tube and

Exhibit 99.1

core, we are down slightly year-over-year. That's -- and we're flat from Q3. But if you look at the spiral products we make, we're actually up 2%, but that's offset by softness in specialty products like end protectors and adhesives. The North American market improvements really supports paper tube demand, although it's from a low base. So yes. I don't know if you have any comment further to that.

Operator
Our next question is a follow-up from Gabe Hajde of Wells Fargo.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division

As it relates to the $100 million, you called out $86 million of inflationary headwinds this year, Larry. And then $34 million, sort of what I see is discrete items, medical technology, things like that. So the question is, is that $86 million sort of a new inflation treadmill that we should think about for Greif on a go-forward basis? And then secondarily, are you incurring any cost, whether it's through OpEx or CapEx to implement this $100 million? And again, I appreciate we're kind of stealing some thunder from next week.

Lawrence Allen Hilsheimer
Executive VP & CFO

Yes. The inflationary cost increases was our overall increase in manufacturing costs. So we had -- some of it's related to just volume impact that we've said. And it's all -- we're tying in all these cost increases into obviously, low-end guidance. But the -- so you've got costs that lift from acquisitions at a time when demand is low. So you've added manufacturing costs, but the volume pressure is down, because of just the demand dynamics. So you've got that margin squeezed. It's just related to that, that then goes back to that $160 million lift if the volume recovery comes about.

You might remember when we talked about that the last quarter, we talked about -- it's about -- in our old segments, $90 million was in the GIP space, about $56 million in PPS, about $20 million in acquisitions, total up to that roughly $160 million, $170 million number.

So yes, there's inflationary labor cost and those kind of items in there, but it all comes just into the overall manufacturing cost lift that will be going after part of that through operational efficiencies. And Kim and Paddy will talk more about those things next week.

Gabrial Shane Hajde
Wells Fargo Securities, LLC, Research Division

Okay. And are there any cost -- discrete costs this year in fiscal '25 with implementing this $100 million savings?

Lawrence Allen Hilsheimer
Executive VP & CFO

Yes, most likely, there would be. I mean, obviously, to the extent that things go to, if we do any plant consolidations or -- to the extent that you do any head count moves, there will obviously be some severance-related costs that will generate that long-term benefit, obviously, but -- and that goes obviously into the whole equation of do you go forward on something like that or not.

Operator
And I would now like to turn the call back to Ole Rosgaard for closing remarks.

Ole G. Rosgaard
President, CEO & Director

Thank you. And thank you once more for your interest in Greif, and we all hope to see you next week at Investor Day. Thank you.

Operator
And this concludes today's conference call. Thank you for participating. You may now disconnect. Thanks.